EXHIBIT 10.1(a)
DIRECTOR RESTRICTED STOCK AGREEMENT
RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its 2016 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant the number of shares of Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Director Restricted Stock Agreement (this “Agreement”), the Plan shall govern and control.

Participant:	___________________________
Date of Grant:	___________________________
Number of Shares of Restricted Stock:	___________________________

Vesting Schedule:	Subject to the Participant’s continued membership on the Board, the Restricted Stock shall vest in accordance with the following vesting schedule:

Number of Shares of Restricted Stock	Vesting Date
[_____]	[_____], 20[__]
[_____]	[_____], 20[__]
[_____]	[_____], 20[__]

Acceleration of Vesting:
Notwithstanding the foregoing, the vesting of the Restricted Stock shall be accelerated upon the consummation of a Change in Control in connection with which the Restricted Stock is not assumed or substituted.

Termination:
In the event of the Participant’s Termination for any reason other than the Participant’s Termination for Cause, including without limitation because of the Participant’s resignation in conjunction with guidelines or policies of the Board with respect to retirement age, all shares of Restricted Stock which have not vested as of the date of such Termination shall become immediately vested.

In the event of the Participant’s (i) Termination for Cause, or (ii) Termination by the Participant unilaterally on the Participant’s own accord, all shares of Restricted Stock which have not vested as of the date of such Termination shall be immediately forfeited to the Company by the

Participant for no consideration as of such date.

“Termination for Cause” means removal for cause pursuant to the Company’s Amended and Restated Bye-Laws, as amended from time to time.

Dividends and Voting Rights:	The Participant shall have the right to vote the Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

Additional Terms:
The Restricted Stock granted hereunder shall be registered in the Participant’s name on the books of the Company, but the certificates evidencing such Restricted Stock shall be retained by the Company while the Restricted Stock remains unvested, and for such additional time as the Committee determines appropriate.

This Agreement does not confer upon the Participant any right to continue as a member of the Board.
This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.
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[Signatures to appear on the following page(s).]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN.

RENAISSANCERE HOLDINGS LTD. By: _______________________ Signature Name: Title: Date:	PARTICIPANT Signature Date:

[Signature Page to Director Restricted Stock Agreement]